UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 8, 2013, R.G. Barry Corporation (the “Company”) announced that Nancy Coons, the President of the Company’s footwear division, had resigned as an employee of the Company effective October 11, 2013.

On October 10, 2013, the Company appointed Lee F. Smith to the position of Business Unit President-Footwear, effective October 14, 2013, to succeed Nancy Coons. Mr. Smith currently holds the position, Senior Vice President-Strategic Brand and Channel Services for the Company.

Biographical and other information about Mr. Smith required by Item 5.02(c) of Form 8-K is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2013 at the end of Part I of such report, and such information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

October 10, 2013	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Sr. Vice President-Finance & CFO

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